Exhibit 10.21

EXECUTION VERSION

WAIVER AGREEMENT
THIS WAIVER AGREEMENT (this “Agreement”) is dated as of November 25, 2016 and is entered into by and among TERRAFORM POWER OPERATING, LLC, a Delaware limited liability company (“Borrower’’), the other Credit Parties party hereto, BARCLAYS BANK PLC (“Barclays”), as a Lender and as Administrative Agent (“Administrative Agent”) and the other Lenders party hereto, and is made with reference to that certain CREDIT AND GUARANTY AGREEMENT dated as of January 28, 2015 (as amended through the date hereof, the “Credit Agreement”) by and among Borrower, TERRAFORM POWER, LLC, a Delaware limited liability company (“Holdings”), the subsidiaries of Borrower named therein, the Lenders, the Administrative Agent, Collateral Agent and the other Agents named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.
RECITALS
WHEREAS, pursuant to Section 5.1(b) of the Credit Agreement, Holdings is require to deliver to the Administrative Agent and Lenders certain financial statements and accompanying information with respect to the Fiscal Quarter ended September 30, 2016 (“Q3 2016”) within 75 days after the end of such Fiscal Quarter;
WHEREAS, pursuant to Section 5.1(b) of the Credit Agreement, the delivery of the financial statements and accompanying information required to be delivered with respect to Q3 2016 shall be satisfied by delivery of unaudited quarterly consolidated financial statements of the Parent for the applicable Fiscal Quarter prepared in accordance with GAAP, so long as certain requirements regarding the Parent’s ownership and accounting treatment of Holdings under Section 5.1(q) of the Credit Agreement are satisfied, together with (x) comparisons to the corresponding figures for the corresponding Fiscal Quarter of the previous Fiscal Year, (y) a Financial Officer Certification and (z) information that explains in reasonable detail the differences, if any, between the information relating to Parent and any of its Subsidiaries other than Holdings and its Subsidiaries, on the one hand, and the information relating to Holdings and its Subsidiaries on a stand-alone basis, on the other hand (the “Q3 2016 Financial Information”);
WHEREAS, pursuant to Section 5.1(d) of the Credit Agreement, Holdings is required to deliver, together with each delivery of financial statements pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate and an updated organizational chart of Borrower in the form of Schedule 4.1 to the Credit Agreement;
WHEREAS, pursuant to Section 5.1(f) of the Credit Agreement, Holdings is required to deliver a certificate of an Authorized Officer to the Administrative Agent and Lenders upon any officer of Holdings or Borrower obtaining knowledge, among other things, of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or Borrower with respect thereto;

WHEREAS, pursuant to Section 6.7(a) of the Credit Agreement, Borrower may not permit the Debt Service Coverage Ratio as of the last day of Q3 2016 to be less than 1.75:1.00 (the “Q3 2016 Debt Service Coverage Ratio”);
WHEREAS, pursuant to Section 6.7(b)(ii) of the Credit Agreement, Borrower may not permit the Leverage Ratio as of the last day of Q3 2016 to exceed 6.00:1.00 (the “Q3 2016 Leverage Ratio”);
WHEREAS, the Credit Parties have requested that the Requisite Lenders and Administrative Agent consent to a waiver of certain provisions of the Credit Agreement as provided for herein; and
WHEREAS, subject to certain conditions, the Requisite Lenders and Administrative Agent are willing to consent to such waiver on the terms provided for herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.	WAIVER OF CERTAIN COVENANTS
A.    Notwithstanding anything to the contrary contained in the Credit Agreement and pursuant to Section 10.5 of the Credit Agreement, the Administrative Agent and the Requisite Lenders hereby waive, for all purposes of the Credit Agreement, (i) any and all Defaults or Events of Default (whether existing as of, prior to or after the date hereof), and the consequences thereof, that may occur or may have occurred, directly or indirectly, as a result of, arising from, relating to or in connection with a failure to comply with any of the covenants (all such covenants, the “Waived Covenants”) set forth in (a) Section 5.1(b) of the Credit Agreement with respect to the Q3 2016 Financial Information; (b) Section 5.1(d) of the Credit Agreement with respect to Q3 2016; (c) Section 6.7(a) of the Credit Agreement with respect to the Q3 2016 Debt Service Coverage Ratio; (d) Section 6.7(b)(ii) of the Credit Agreement with respect to the Q3 2016 Leverage Ratio; and (e) Section 5.1(f) of the Credit Agreement with respect to any condition, event or change as a result of, arising from, relating to or in connection with a failure to comply with any of covenants referred to in the foregoing clauses (a) through (d) and (ii) compliance with the Waived Covenants, in each case of clauses (i) and (ii) effective on the Effective Date (as defined below) (the waivers contemplated by clauses (i) and (ii) of this Section I.A., collectively, the “Waiver”). For the avoidance of doubt, this Waiver does not include a waiver of any Event of Default occurring under Section 8.1(b) of the Credit Agreement.
B.    If Holdings fails to deliver to the Administrative Agent and Lenders, on or prior to January 1, 2017, either (x) the financial statements and accompanying report required to be delivered pursuant to Section 5.1(c) of the Credit Agreement with respect to the Fiscal Year ended December 31, 2015 or (y) the Q3 2016 Financial Information together with a duly executed and completed Compliance Certificate (which, for clarity, need not set forth or demonstrate that the Q3 2016 Debt Service Coverage Ratio or the Q3 2016 Leverage Ratio are in compliance with Section 6.7 of the Credit Agreement), and an updated organizational chart of Borrower in the form of Schedule 4.1 to the Credit Agreement, with respect to Q3 2016, the Waiver will terminate on, and be of no further force and effect after, January 1, 2017 (it being understood, for the avoidance of doubt, that (i) for all purposes of the Credit Agreement, no such termination shall affect the validity of the Waiver prior to January 1, 2017, (ii) an immediate Event of Default shall be deemed to occur on January 1, 2017 upon such termination and (iii) Holdings must deliver the financial information described in both clauses (x) and (y) to prevent termination of the Waiver).

SECTION II.	ADDITIONAL AGREEMENTS
A.Holdings acknowledges and agrees that it shall deliver to the Administrative Agent and Lenders on or prior to December 14, 2016 the unaudited consolidated balance sheets of Parent and its Subsidiaries, and the related unaudited consolidated statements of income, stockholders’ equity and cash flows as of the end of, and for, Q3 2016, as applicable (it being understood, for the avoidance of doubt, such financial information shall not include notes, the Narrative Report or management’s discussion and analysis of financial condition and results of operations, Financial Officer Certification, Compliance Certificate and other disclosures, whether or not required by GAAP). Failure for five Business Days to comply with this Section II shall be deemed an immediate Event of Default.
B.Borrower acknowledges and agrees that, within 5 Business Days of the Effective Date of this Agreement, Borrower shall (i) prepay the Loans under the Credit Agreement and (ii) permanently reduce the Revolving Commitments, in each case, in an aggregate amount equal to $30 million. The Administrative Agent and the Requisite Lenders hereby acknowledge and agree that this Agreement constitutes written notice of such permanent reduction of the Revolving Commitments as contemplated by Section 2.13(b) of the Credit Agreement.

SECTION III.	CONDITIONS TO EFFECTIVENESS
This Agreement shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Effective Date”):
A.    Execution. Administrative Agent shall have received a counterpart signature page of this Agreement duly executed by each of the Credit Parties, the Administrative Agent, the Collateral Agent and the Requisite Lenders.
B.    Representations and Warranties. The representations and warranties contained in Section IV hereof and in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.10, 4.12, 4.13, 4.14, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.25 and 4.26 of the Credit Agreement shall be true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

C.    Fees. The Administrative Agent shall have received, or shall have received satisfactory confirmation of payment of, all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, all out-of-pocket expenses required to be reimbursed or paid by Borrower under any Credit Document.

SECTION IV.	REPRESENTATIONS AND WARRANTIES
In order to induce Administrative Agent and the Requisite Lenders to enter into this Agreement, each Credit Party party hereto represents and warrants to Administrative Agent that the following statements are true and correct in all respects:

A.    Corporate Power and Authority. Each Credit Party party hereto has all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement.
B.    Authorization of Agreements. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of each Credit Party.
C.    No Conflict. The execution and delivery by each Credit Party of this Agreement and the performance by each Credit Party of this Agreement do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Borrower or any Credit Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section IV.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Credit Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than any Liens created under any of the Credit Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of any Credit Party, except for such approvals or consents which will be obtained on or before the date hereof and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.
D.    Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Agreement and the performance by each Credit Party of its obligations under this Agreement, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.
E.    Binding Obligation. This Agreement has been duly executed and delivered by each of the Credit Parties party hereto and constitutes a legal, valid and binding obligation of such Credit Party, to the extent a party hereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
F.    Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.10, 4.12, 4.13, 4.14, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.25 and 4.26 of the Credit Agreement are and will be true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
G.    Absence of Default. As of the date hereof, after giving effect to the Waiver and other than the failure to comply with Sections 5.1(c) and (d) of the Credit Agreement with respect to the Fiscal Year ended December 31, 2015, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Waiver that would constitute an Event of Default or a Default.

SECTION V.	ACKNOWLEDGMENT AND CONSENT; REAFFIRMATION
Each Credit Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Agreement and consents to the terms and conditions contemplated hereby. Each Credit Party hereby confirms and reaffirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” and “Secured Obligations”, as applicable, under each of the Credit Documents to which it is a party (in each case as such terms are defined in the applicable Credit Document).
Each Credit Party acknowledges and agrees that, except as waived pursuant to or otherwise modified by this Agreement, any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement. As of the Effective Date, each Credit Party reaffirms each Lien it granted to the Collateral Agent for the benefit of the Secured Parties, and any Liens that were otherwise created or arose under each of the Credit Documents to which such Credit Party is party and reaffirms the guaranties made in favor of each Secured Party under each of the Credit Documents to which such Credit Party is party, which Liens and guaranties shall continue in full force and effect during the term of the Credit Agreement and any amendments, amendments and restatements, supplements or other modifications thereof and shall continue to secure the Obligations of Borrower and the other Credit Parties under any Credit Document, in each case, on and subject to the terms and conditions set forth in the Credit Agreement and the Credit Documents.
Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such Guarantor is not required by the terms of the Credit

Agreement or any other Credit Document to consent to the transactions contemplated hereby and (ii) nothing in the Credit Agreement, this Agreement or any other Credit Document shall be deemed to require the consent of such Guarantor to any future modifications or amendments to the Credit Agreement.

SECTION VI.	MISCELLANEOUS
A.    Reference to and Effect on the Credit Agreement and the Other Credit Documents.    Except as expressly provided for herein, the execution, delivery and performance of this Waiver shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.
B.    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
C.    Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
D.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
E.    Credit Document. This Agreement shall constitute a Credit Document.
[Remainder of this page intentionally left blank.]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

TERRAFORM POWER, LLC

By:	/s/ Rebecca Cranna
	Name:	Rebecca Cranna
	Title:	Executive Vice President and Chief Financial Officer

TERRAFORM POWER OPERATING, LLC

By:	TERRAFORM POWER, LLC, its Sole Member and Sole Manager

By:	/s/ Rebecca Cranna
	Name:	Rebecca Cranna
	Title:	Executive Vice President and Chief Financial Officer

SunEdison Canada Yieldco Master Holdco, LLC
SunEdison Yieldco Chile Master Holdco, LLC
SunEdison Yieldco DG–VIII Master Holdco, LLC
SunEdison Yieldco UK HoldCo 3 Master Holdco, LLC
SunEdison Yieldco UK HoldCo 4 Master Holdco, LLC
SunEdison Yieldco UK HoldCo 2 Master Holdco, LLC
SunEdison Yieldco ACQ1 Master Holdco, LLC
SunEdison Yieldco Nellis Master Holdco, LLC
SunEdison Yieldco Regulus Master Holdco, LLC
SunEdison Yieldco ACQ2 Master Holdco, LLC
SunEdison Yieldco ACQ3 Master Holdco, LLC
SunEdison Yieldco ACQ9 Master Holdco, LLC
SunEdison Yieldco ACQ4 Master Holdco, LLC
SunEdison Yieldco ACQ5 Master Holdco, LLC
SunEdison Yieldco Enfinity Master Holdco, LLC
SunEdison Yieldco DGS Master Holdco, LLC
SunEdison Yieldco ACQ7 Master Holdco, LLC
SunEdison Yieldco ACQ8 Master Holdco, LLC
SunEdison Yieldco ACQ6 Master Holdco, LLC
TerraForm Power IVS I Master Holdco, LLC
TerraForm LPT ACQ Master Holdco, LLC
TerraForm Solar Master Holdco, LLC
SunEdison Yieldco DG Master Holdco, LLC
TerraForm CD ACQ Master Holdco, LLC
TerraForm REC ACQ Master Holdco, LLC
TerraForm Solar XVII ACQ Master Holdco, LLC
TerraForm First Wind ACQ Master Holdco, LLC
TerraForm Thor ACQ Master Holdco, LLC

By: TERRAFORM POWER OPERATING, LLC,
its Sole Member and Sole Manager

By: TERRAFORM POWER, LLC,
its Sole Member and Sole Manager

By     /s/ Rebecca Cranna
Name: Rebecca Cranna
Title: Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO WAIVER AGREEMENT]

BARCLAYS BANK PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and as a Lender

By:    /s/ Authorized Signatory
Authorized Signatory

[SIGNATURE PAGE TO WAIVER AGREEMENT]

MIHI,
as a Lender

By: /s/ Lisa Grushkin
Name: Lisa Grushkin
Title: Authorized Signatory

By: /s/ Stephen Mehos
Name: Stephen Mehos
Title: Authorized Signatory

[SIGNATURE PAGE TO WAIVER AGREEMENT]

UBS AG, STAMFORD BRANCH,
as a Lender

By: /s/ Craig Pearson
Name: Craig Pearson
Title: Associate Director

By: /s/ Darlene Arias
Name: Darlene Arias
Title: Director

[SIGNATURE PAGE TO WAIVER AGREEMENT]

JPMorgan Chase Bank, N.A.,
as a Lender

By: /s/ Bridget Killackey
Name: Bridget Killackey
Title: Executive Director

[SIGNATURE PAGE TO WAIVER AGREEMENT]

CitiBank N.A.,
as a Lender

By: /s/ Authorized Signatory
Authorized Signatory

[SIGNATURE PAGE TO WAIVER AGREEMENT]

Morgan Stanley Bank, N.A.,
as a Lender

By: /s/ Dmitriy Barskiy
Name: Dmitriy Barskiy
Title: Authorized Signatory

[SIGNATURE PAGE TO WAIVER AGREEMENT]

MORGAN STANLEY SENIOR FUNDING,
as a Lender

By: /s/ Dmitriy Barskiy
Name: Dmitriy Barskiy
Title: Vice President

[SIGNATURE PAGE TO WAIVER AGREEMENT]

Bank of America, N.A.,
as a Lender

By: /s/ Maggie Halleland
Name: Maggie Halleland
Title: Vice President

[SIGNATURE PAGE TO WAIVER AGREEMENT]

GOLDMAN SANCHS BANK USA,
as a Lender

By: /s/ Ushma Dedhiya
Name: Ushma Dedhiya
Title: Authorized Signatory

[SIGNATURE PAGE TO WAIVER AGREEMENT]

Santander Bank, N.A.,
as a Lender

By: /s/ Andres Barbosa
Name: Andres Barbosa
Title: Executive Director

[SIGNATURE PAGE TO WAIVER AGREEMENT]